INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) dated April 19, 2025, by and between Knife River Corporation, a Delaware corporation (the “Company”), and Sarah L. Stevens, an individual (the “Indemnitee”).

Recitals

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitee is a director and/or officer of the Company and may be a director and/or officer of one or more Affiliates (as defined below) thereof;

WHEREAS, the Company is authorized by Section 145 of the Delaware General Corporation Law (the “DGCL”) to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and DGCL Section 145 expressly provides that the indemnification provided by, or granted pursuant to, that section is not exclusive;

WHEREAS, Article 10 of the Company’s Amended and Restated Bylaws (the “Bylaws”) (i) provides for indemnification of, and advancement of expenses by the Company to, its directors and officers to the fullest extent permitted under applicable law, (ii) expressly provides that the indemnification provisions set forth therein are not exclusive and (iii) contemplates that contracts may be entered into between the Company and its directors and officers with respect to indemnification;

WHEREAS, Article 8 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), provides that no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Company;

WHEREAS, in recognition of the Indemnitee’s desire for (i) substantial protection against personal liability, (ii) specific contractual assurance that indemnification will be available to the Indemnitee, regardless of any amendment or revocation of the Bylaws, any change in the composition of the Company’s Board of Directors (the “Board”) or any Change in Control (as defined below) and (iii) an inducement to provide services to the Company or any of its Affiliates as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, the Indemnitee to the fullest extent permitted under applicable law and as set forth in this Agreement, and, to the extent directors’ and officers’ liability insurance is maintained by the Company, for the continued coverage of the Indemnitee under such insurance policies; and

WHEREAS, 10 Del. C. Section 3114(b) provides that every nonresident of the State of Delaware who is appointed as an officer of the Company is deemed to have consented to the appointment of the registered agent of the Company for service of process in proceedings brought in Delaware in which such officer is a necessary or proper party or in any action against such officer for violation of a duty in such capacity;

WHEREAS, the term “officer” as defined by 10 Del. C. Section 3114(b) means an officer of the Company who (i) is or was the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the Company’s public filings with the Securities and Exchange Commission because such person is or was one of the most highly compensated executive officers of the Company at any time during the course of conduct alleged in the action or proceeding to be wrongful or (iii) has, by written agreement with the Company, consented to be identified as an “officer” for purposes of 10 Del. C. Section 3114(b); and

WHEREAS, the Indemnitee wishes to consent to be identified as an “officer” for purposes of 10 Del. C. Section 3114(b), regardless of whether Indemnitee would otherwise fall within the definition of “officer” set forth in that section.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth below:

“Affiliate” means any Enterprise directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, “control” when used with respect to any Enterprise means the power to direct the management and policies of such Enterprise, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” has the meaning ascribed to that term in the Recitals.

“Bylaws” has the meaning ascribed to that term in the Recitals.

“Certificate” has the meaning ascribed to that term in the Recitals.

“Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership

(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition or

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For the avoidance of doubt, unless otherwise determined by the Board, the sale of a subsidiary, operating entity or business unit of the Company shall not constitute a Change in Control for purposes of this Agreement.

“Corporate Status” means the status of a person who is or was a director or officer or employee or agent of the Company or a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of an Enterprise at which such person is or was serving at the request of the Company. The Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served “at the request of the Company” as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of an Enterprise if the Indemnitee is or was serving as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of such Enterprise and (a) such Enterprise is or at the time of such service was an Affiliate, (b) such Enterprise is or at the time of such service was an employee benefit plan or related trust sponsored or maintained by the Company or an Affiliate or (c) the Company or an Affiliate directly or indirectly caused the Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity. References to “serving at the request of the Company” include any service as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, partner, member, manager, trustee, fiduciary or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law or in this Agreement.

“DGCL” has the meaning ascribed to that term in the Recitals.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

“D&O Insurance Policies” has the meaning ascribed to that term in Section 6.1.

“Enterprise” means an entity other than the Company that is a corporation, partnership, limited liability company, joint stock company, association, joint venture, business trust, employee benefit plan, trust, incorporated association or any other legal entity or enterprise of whatever nature.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Expense Advance” has the meaning ascribed to that term in Section 3.1.

“Expenses” shall be broadly construed and shall include all attorneys’ fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, food and lodging expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other disbursements or expenses actually and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or in connection with seeking indemnification under this Agreement. Expenses also include Expenses actually and reasonably incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any appeal bond or its equivalent. Expenses will also include any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payment, whether in respect of an Expense or a Loss, under this Agreement. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

“Final Disposition” means the final, binding and non-appealable full or partial conclusion of a Proceeding by, including, but not limited to, (i) final judicial decision by a court of competent jurisdiction from which there is no further right to appeal, (ii) settlement or (iii) other determination. In addition, and without limiting the foregoing, a Final Disposition shall also occur when the party commencing the Proceeding has abandoned the claims asserted or otherwise fails to prosecute the matter or otherwise does not pursue the Proceeding for a period of twelve (12) months.

“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporation law and is not currently, and has not been in the past three years, retained to represent: (a) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement and/or the indemnification provisions of the Certificate or Bylaws, or of other indemnitees under similar indemnification agreements) or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

“Losses” means losses of any type whatsoever, and shall include any liability, judgments, damages, amounts paid in settlement, fines, including excise taxes and penalties assessed with respect to employee benefit plans, penalties (whether civil, criminal or otherwise) and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with a Proceeding.

“Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, claim, defamation claim, counterclaim, cross-claim, demand, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether formal or informal, including any and all affirmative defenses and appeals, whether brought by or in the right of, or conducted by, the Company or otherwise, whether civil, criminal, administrative or investigative, and in each case whether or not commenced prior to the date of this Agreement, in which the Indemnitee was, is or will be involved as a party or otherwise, such as to provide testimony, by reason of or relating to the Indemnitee’s Corporate Status and by reason of or relating to either (i) any action or alleged action taken by the Indemnitee, or failure or alleged failure to act, or any action or alleged action, or failure or alleged failure to act, on the Indemnitee’s part, while acting in the Indemnitee’s Corporate Status or (ii) the fact of the Indemnitee’s Corporate Status, whether or not serving in such capacity at the time any Loss or Expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement, except one initiated by the Indemnitee to enforce the Indemnitee’s rights under this Agreement pursuant to Article 7. For purposes of this definition, the term “threatened” will be deemed to include the Indemnitee’s good faith belief that a claim or other assertion may lead to institution of a Proceeding.

“Sarbanes-Oxley Act” has the meaning ascribed to that term in Section 2.4(b).

“Spouse” means the person with whom the Indemnitee has entered into a lawful marriage, civil union or domestic partnership agreement.

“To the fullest extent permitted by applicable law” means to the fullest extent permitted by Section 145 of the DGCL or any provision that replaces or succeeds Section 145 of the DGCL with respect to such matters. The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, but not to the extent prohibited by law.

ARTICLE 2

INDEMNIFICATION

2.1. Company Indemnification. Except as otherwise provided in Section 2.4, the Company will hold harmless and indemnify the Indemnitee to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, interpreted or replaced. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) If, by reason of the Indemnitee’s Corporate Status, the Indemnitee was, is or becomes a party to, or was, is or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding other than Proceedings by or in the right of the Company, the Indemnitee shall be indemnified against any and all Expenses and Losses incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b) If, by reason of the Indemnitee’s Corporate Status, the Indemnitee was, is or becomes a party to, or was, is or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding by or in the right of the Company, the Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of

Delaware or the court in which such Proceeding was brought shall determine that such indemnification may be made.

(c) Notwithstanding any other provision of this Agreement, other than Section 2.4, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or any part thereof, the Company will indemnify the Indemnitee against all Expenses incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection therewith to the fullest extent permitted by applicable law. If the Indemnitee is not wholly successful in such Proceeding, but is successful on the merits or otherwise as to one or more, but fewer than all claims, issues or matters in such Proceeding, the Company will indemnify and hold harmless the Indemnitee against all Expenses incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with each successfully resolved claim, issue or matter on which the Indemnitee was successful. For purposes of this Section 2.1(c), the termination of any Proceeding, or any claim, issue or matter in such Proceeding by dismissal with or without prejudice will be deemed to be a successful result as to such Proceeding, claim, issue or matter.

2.2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2.1, the Company will indemnify and hold harmless the Indemnitee against all Expenses and Losses incurred by the Indemnitee or on the Indemnitee’s behalf if, by reason of the Indemnitee’s Corporate Status, the Indemnitee was, is or becomes a party to, or was, is or is threatened to be made a party to or was otherwise involved in any Proceeding, including a Proceeding by or in the right of the Company. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to the Indemnitee (i) that is finally determined under the procedures, and subject to the presumptions, set forth in Articles 5 and 7 hereof to be unlawful or (ii) in connection with any of the matters for which indemnity is excluded pursuant to Section 2.4 hereof.

2.3. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness, or is made to or asked to respond to discovery requests, in any Proceeding to which the Indemnitee is not a party, including, without limitation, any internal investigation by or on behalf of the Company, the Company will indemnify the Indemnitee against all Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

2.4. Exclusions. Notwithstanding any other provision of this Agreement, the Company will not be obligated under this Agreement to provide indemnification in connection with the following:

(a) any Proceeding or part of any Proceeding initiated or brought voluntarily by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board has authorized or consented to the initiation of the Proceeding or such part of any Proceeding or (ii) the Proceeding was commenced following a Change in Control; provided, however, that nothing in this Section 2.4(a) shall limit the right of the Indemnitee to be indemnified under Section 7.4; or

(b) any Proceeding with respect to which final judgment is rendered against Indemnitee for (i) conduct determined to be knowingly fraudulent or deliberately dishonest or to constitute willful misconduct, (ii) payment or an accounting of profits made from the purchase and sale, or sale and purchase, by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law or (iii) any reimbursement of, or payment to, the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or any formal policy of the Company adopted by the Board, or from the purchase or sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act.

2.5. Scope. For the avoidance of doubt, any indemnification under this Agreement shall apply with respect to any Proceeding that relates to matters that occurred in connection with the Indemnitee’s Corporate Status, whether or not the facts underlying any claim made in such Proceeding occurred prior to, on or after the date of this Agreement.

2.6. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses and/or Losses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

2.7. Spousal Indemnification. The Company shall indemnify the Indemnitee’s Spouse at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if the Indemnitee did not remain married to her or him during the entire period of coverage) against any pending or threatened Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification under this Agreement, if the Indemnitee’s Spouse (or former Spouse) becomes involved in a pending or threatened Proceeding solely by reason of her or his status as the Indemnitee’s Spouse, including, without limitation, any pending or threatened Proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his/her Spouse (or former Spouse). The Indemnitee’s Spouse (or former Spouse) also shall be entitled to advancement of Expenses to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is entitled to advancement of Expenses under this Agreement. Any request by the Indemnitee’s Spouse (or former Spouse) for the advancement of Expenses shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee’s Spouse to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee’s Spouse (or former Spouse) is not entitled to be indemnified against such Expenses. The Indemnitee’s Spouse (or former Spouse) is intended to be a third-party beneficiary under this Agreement.

ARTICLE 3

ADVANCEMENT OF EXPENSES

3.1. Expense Advances; Repayment. Except as set forth in Section 3.2, the Company will, if requested by the Indemnitee, advance to the Indemnitee (hereinafter an “Expense Advance”) any and all Expenses incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with any Proceeding. The Indemnitee’s right to each Expense Advance will not be subject to the satisfaction of any standard of conduct and will be made without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Certificate or Bylaws or otherwise. Each Expense Advance will be unsecured and interest free and will be made by the Company without regard to the Indemnitee’s ability to repay the Expense Advance. The Indemnitee shall qualify for Expense Advances upon the execution and delivery to the Company of this Agreement, which shall constitute the Indemnitee’s undertaking to repay such Expense Advance if it is ultimately determined, by final decision by a court from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses under the Certificate, Bylaws, the DGCL, this Agreement or otherwise. No other form of undertaking shall be required other than the execution of this Agreement.

3.2. Exclusions. The Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Section 2.4.

3.3. Timing. An Expense Advance pursuant to Section 3.1 will be made within 20 business days after the receipt by the Company of a written statement or statements from the Indemnitee requesting such Expense Advance (which statement or statements will include, if requested by the Company, reasonable detail underlying the Expenses for which the Expense Advance is requested).

ARTICLE 4

CONTRIBUTION

4.1. Contribution in the Event of Joint Liability. If the indemnification provided in Sections 2.1 and 2.2 hereof is not available (but not if prohibited by applicable law or this Agreement), in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and/or Losses incurred by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee, or would be if joined in such Proceeding, on the one hand, and the Indemnitee, on the other hand, from the transaction(s) or event(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding) on the one hand, and the Indemnitee, on the other hand, in connection with the transaction(s) or event(s) that resulted in such Expenses and/or Losses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors and employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding) on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

4.2. Indemnification for Contribution Claims by Others. The Company, if not prohibited by applicable law or this Agreement, will fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with the Indemnitee for any Loss or Expense arising from a Proceeding.

ARTICLE 5

PROCEDURES AND PRESUMPTIONS FOR THE
DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

5.1. Notification of Claims; Request for Indemnification. The Indemnitee agrees to notify the Company promptly in writing of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving, or a failure to give, such notice will not deprive the Indemnitee of any right to be indemnified under this Agreement unless the Company did not otherwise learn of the Proceeding and such delay or failure is materially prejudicial to the Company’s ability to defend such Proceeding, and, if such delay or failure does materially prejudice the Company’s rights, it will relieve the Company from liability only to the extent of such prejudice; and, provided, further, that notice will be deemed to have been given without any action on the part of the Indemnitee in the event the Company is a party to the same Proceeding. Any delay in giving, or a failure to give, notice to the Company will not relieve the Company from any liability for indemnification which it may have to the Indemnitee otherwise than under this Agreement. The Indemnitee may deliver to the Company a written request to have the Company indemnify and hold harmless the Indemnitee in accordance with this Agreement. Subject to Section 5.10, such request may be delivered from time to time and at such time or times as the Indemnitee deems appropriate in the Indemnitee’s discretion. Following such a written request for indemnification, the Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 5.2. The General Counsel of the Company will, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. The Company will be entitled to participate in any Proceeding at its own expense.

5.2. Determination of Right to Indemnification. Upon written request by the Indemnitee for indemnification pursuant to Section 5.1 with respect to any Proceeding, a determination, if, but only if, required by applicable law, with respect to the Indemnitee’s entitlement thereto will be made upon the Final Disposition of such Proceeding: (a) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee or (b) if a Change in Control shall not have occurred, by any of the following methods, which shall be at the election of the Board or the Disinterested Directors, as the case may be, (i) by a majority vote of all Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, even though less than a quorum of the Board, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) if so directed by the Board, by the stockholders of the Company. The Company will promptly advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

5.3. Selection of Independent Counsel. If the determination of entitlement to indemnification pursuant to Section 5.2 will be made by Independent Counsel, the Independent Counsel will be selected as provided in this Section 5.3. The Independent Counsel shall be selected by the Board, and the Company will give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. The Indemnitee may, within 10 days after such written notice of selection is given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 30 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 5.1, no Independent Counsel has been selected, or the selection of the Independent Counsel remains the subject of a properly made objection thereto, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for the appointment as Independent Counsel of a person selected or designated by the court or for resolution of any objection which has been made by the Indemnitee to the Company’s selection of Independent Counsel and the person so appointed or the person with respect to whom all objections are so resolved will act as Independent Counsel under Section 5.2. The Company will pay any and all fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 5.2, and the Company will pay all fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed.

5.4. Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement. If this Agreement or applicable law should require a determination of the Indemnitee’s good faith or whether the Indemnitee acted in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, the person, persons or entity making such determination shall presume that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Indemnitee will be deemed to have acted in good faith if the Indemnitee’s action with respect to the Company or the particular Enterprise is based on the records or books of account of such entity, including financial statements, or on information supplied to the Indemnitee by the officers of such entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant or by an appraiser or other expert selected by such entity;

provided, however, that this sentence will not be deemed to limit in any way the other circumstances in which the Indemnitee may be deemed to have met such standard of conduct. In addition, the knowledge or actions, or failure to act, of any other director, officer, agent or employee of the Company or such Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

5.5. No Presumption in the Absence of a Determination or as a Result of an Adverse Determination. Neither the failure of any person, persons or entity chosen to make a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by such person, persons or entity that the Indemnitee has not met such standard of conduct or did not have such belief, prior to or after the commencement of any action, suit or proceeding by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under this Agreement or under applicable law, will be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief. In addition, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

5.6. Presumption Regarding Success. In the event that any Proceeding to which the Indemnitee is a party is resolved in any manner other than by final adverse judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) against the Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it will be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding.

5.7. Timing of Determination. The Company will use its reasonable best efforts to cause any determination required to be made pursuant to Section 5.2 to be made as promptly as practicable after the later of the date (i) the Indemnitee has submitted a written request for indemnification pursuant to Section 5.1 and (ii) of the Final Disposition of the Proceeding. If the person, persons or entity chosen to make a determination does not make such determination within 30 days after the latest of the date (a) the Company receives the Indemnitee’s request for indemnification pursuant to Section 5.1, (b) the Company receives notice of the Final Disposition of the Proceeding and (c) on which an Independent Counsel is selected pursuant to Section 5.3, if applicable (and all objections to such person, if any, have been resolved), the requisite determination of entitlement to indemnification will be deemed to have been made and the Indemnitee will be entitled to such indemnification, absent (i) the Indemnitee’s failure to fulfill the Indemnitee’s obligations pursuant to Section 5.9, (ii) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification and (iii) a prohibition of such indemnification under applicable law, in the reasonable opinion of the Company based on consultation with outside legal counsel; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining of or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section

5.7 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 5.2 and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat; provided, however, that such 75-, 15- and 60-day periods may be extended if required to comply with applicable law, rules and regulations.

5.8. Timing of Payments. All payments of Expenses, other than Expense Advances, which are governed by Section 3.3, and other amounts by the Company to the Indemnitee pursuant to this Agreement will be made as soon as practicable after a written request or demand therefor by the Indemnitee is presented to the Company, but in no event later than (i) 30 days after such demand is presented or (ii) as soon as reasonably practicable following such later date as a determination of entitlement to indemnification is made in accordance with Section 5.7, if applicable.

5.9. Cooperation. The Indemnitee will cooperate in all reasonable respects with the person, persons or entity making a determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses incurred by the Indemnitee, or on the Indemnitee’s behalf, in so cooperating with the person, persons or entity making such determination will be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company will indemnify the Indemnitee therefor and will hold the Indemnitee harmless therefrom.

5.10. Time for Submission of Request. The Indemnitee shall submit any request for indemnification pursuant to this Article 5 within a reasonable time, not to exceed three years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent or other Final Disposition of the Proceeding, with the latest date of the occurrence of any such event to be considered the commencement of the three-year period.

5.11. Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time, and from time to time, provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without prior written consent of the Indemnitee.

ARTICLE 6

LIABILITY INSURANCE

6.1. Company Insurance. The Company currently has in force policies of directors’ and officers’ liability insurance (the “D&O Insurance Policies”). The Company agrees to furnish to Indemnitee copies of such D&O Insurance Policies (including any directors’ and officers’ liability insurance policies that replace D&O Insurance Policies) upon Indemnitee’s request. Subject to Section 6.3, for the duration of the Indemnitee’s service as a director and/or officer of the Company, and thereafter for a period of time equal to the greater of 6 years and the period during which the Indemnitee remains subject to any pending or possible Proceeding, the Company shall cause to be maintained in effect for the benefit of the Indemnitee policies of directors’ and officers’ liability insurance with terms of coverage substantially similar to those provided under the D&O Insurance Policies and in no event less favorable than the terms of coverage provided for the benefit of any other director or officer of the Company or any of its Affiliates.

6.2. Notice to Insurers. If, at the time of receipt by the Company of a notice from any source of a Proceeding as to which the Indemnitee is a party or participant, the Company will give prompt written notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Company will provide the Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Company and such insurers related thereto. The Company will thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

6.3. Insurance Not Required. Notwithstanding Section 6.1, the Company will have no obligation to obtain or maintain the insurance contemplated by Section 6.1 if the Board determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company will promptly notify the Indemnitee in writing of any such determination not to provide insurance coverage. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance-directors’ and officers’ liability, fiduciary, employment practices or otherwise-in respect of the Indemnitee, for a period of six years thereafter.

ARTICLE 7

REMEDIES OF INDEMNITEE

7.1. Action by the Indemnitee. In the event that (a) a determination is made pursuant to Article 5 that the Indemnitee is not entitled to indemnification under this Agreement, (b) an Expense Advance is not timely made pursuant to Section 3.3, (c) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 5.7, (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 5.8, (e) contribution has not been timely made pursuant to Article 4, (f) D&O Insurance Policies are not maintained in accordance with Article 6, or (g) it should appear to the Indemnitee that the Company has failed to comply with (a) any other provision of this Agreement, (b) any other agreement for indemnification of Indemnitee to which the Company is a party, (c) the indemnification or advancement of expenses provisions in the Bylaws or (d) the liability limitation provision in Article 8 of the Certificate (if the Indemnitee is or was a director or officer of the Company), the Indemnitee will be entitled to an adjudication in the Delaware Chancery Court of the Indemnitee’s entitlement to such indemnification, expense advance, contribution, D&O Insurance Policies coverage or liability limitation.

7.2. De Novo Review if Prior Adverse Determination. In the event that a determination is made pursuant to Article 5 that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article 7 will be conducted in all respects as a de novo trial on the merits, and the Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Article 7, the Indemnitee will be presumed to be entitled to indemnification under this Agreement, the Company will have the burden of proving the Indemnitee is not entitled to indemnification, and the Company may not refer to or introduce evidence of any determination pursuant to Article 5 adverse to the Indemnitee for any purpose. If the Indemnitee commences a judicial proceeding pursuant to this Article 7, the Indemnitee will not be required to reimburse the Company for any Expense Advance made pursuant to Article 3 until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

7.3. Company Bound by Favorable Determination by Reviewing Party. If a determination is made that the Indemnitee is entitled to indemnification pursuant to Article 5, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Article 7, absent (a) a misstatement by the Indemnitee of a material fact or an omission of a material fact necessary to make the Indemnitee’s statements in connection with the request for indemnification not materially misleading or (b) a prohibition of such indemnification under applicable law.

7.4. Company Bears Expenses if the Indemnitee Seeks Adjudication. In the event that the Indemnitee, pursuant to this Article 7, seeks a judicial adjudication of the Indemnitee’s rights under, or to recover damages for breach of, (i) this Agreement, (ii) any other agreement for indemnification to which the Company is a party, (iii) the indemnification or advancement of expenses provisions in the Bylaws, (iv) the liability limitation provision in Article 8 of the Certificate, if the Indemnitee is or was a director or officer of the Company, or (v) any director and officer liability insurance policies maintained by the Company, and the Indemnitee is, at least to some extent, successful in such action, the Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless the Indemnitee against any and all Expenses incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such judicial adjudication. In addition, if requested by the Indemnitee, the Company will, within 20 business days after receipt by the Company of the written request therefor, pay as an Expense Advance such Expenses, to the fullest extent permitted by applicable law.

7.5. Company Bound by Provisions of this Agreement. The Company will be precluded from asserting in any judicial proceeding commenced pursuant to this Article 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial proceeding that the Company is bound by all the provisions of this Agreement.

ARTICLE 8

NON-EXCLUSIVITY, SUBROGATION; NO DUPLICATIVE PAYMENTS

8.1. Non-Exclusivity. The rights of indemnification and to receive Expense Advances as provided by this Agreement will not be deemed exclusive of, and shall be in addition to, any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement or covenant in an agreement, a vote of stockholders, a resolution of the directors or otherwise. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

8.2. Subrogation. In the event of any payment by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect thereto and the Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights, with all of the Indemnitee’s reasonable Expenses related thereto to be borne by the Company.

8.3. No Duplicative Payments. The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable, or any Expense for which advancement is provided, hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee in respect of Proceedings relating to the Indemnitee’s service at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of any other Enterprise will be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

ARTICLE 9

DEFENSE OF PROCEEDINGS

9.1. Company Assuming the Defense. Subject to Section 9.3 below, in the event the Company is obligated to pay in advance the Expenses relating to any Proceeding pursuant to Article 3, the Company will be entitled, by written notice to the Indemnitee, to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval will not be unreasonably withheld. The Company will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to the Indemnitee notifying the Indemnitee of the Company’s election to assume such defense, and the Indemnitee will be required, within 10 days following the Indemnitee’s receipt of such notice, to inform the Company of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Company will identify alternative counsel, which counsel will also be subject to approval by the Indemnitee in accordance with the procedure described in the prior sentence.

9.2. Right of the Indemnitee to Employ Counsel. Following approval of counsel by the Indemnitee pursuant to Section 9.1 and retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by the Indemnitee, or on the Indemnitee’s behalf, with respect to the same Proceeding; provided, however, that if counsel to the Indemnitee shall have reasonably concluded that there exists a potential, but not actual, conflict of interest between the Company (or any other person or persons included in a joint defense) and the Indemnitee in the conduct of the defense or representation by such counsel retained by the Company, the Company’s indemnification and expense advancement obligations to the Indemnitee under this Agreement shall include Expenses incurred by the Indemnitee, or on the Indemnitee’s behalf, for separate counsel retained by the Indemnitee to monitor the litigation; provided, further, that if such counsel retained by the Indemnitee reasonably concludes that there is an actual conflict between the Company (or any other person or persons included in a joint defense) and the Indemnitee in the conduct of such defense or representation by such counsel retained by the Company, such counsel may assume the Indemnitee’s defense in such proceeding. The existence of an actual or potential conflict, and whether any such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law.

9.3. Company Not Entitled to Assume Defense. Notwithstanding Section 9.1, the Company will not be entitled to assume the defense of any Proceeding brought by or in the right of the Company or any Proceeding as to which counsel retained by the Indemnitee has reasonably concluded that there exists such a conflict as described in the second proviso to the first sentence of Section 9.2.

ARTICLE 10

SETTLEMENT

10.1. When Company’s Prior Consent is Required. Notwithstanding anything in this Agreement to the contrary, the Company will have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the

Company’s prior written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall indemnify the Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement.

10.2. No Adverse Settlement. The Company will not seek, nor will it agree to, consent to, support or agree not to contest any settlement or other resolution of any Proceeding that has the actual or purported effect of extinguishing, limiting or impairing the Indemnitee’s rights hereunder, including, without limitation, the entry of any bar order or other order, decree or stipulation, pursuant to the Private Securities Litigation Reform Act, or any similar federal, state or foreign statute, regulation, rule or law.

ARTICLE 11

MISCELLANEOUS

11.1. Assignment; Binding Effect; Third-Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other party will be deemed invalid and not binding on such other party; provided, however, that the Company may assign all, but not less than all, of its rights, obligations and interests hereunder to any direct or indirect successor to all, substantially all or a substantial part of the business and/or assets of the Company by purchase, merger, consolidation or otherwise. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, Spouses, heirs, executors and personal and legal representatives. Except as expressly provided in the previous sentence and in Section 2.7, there are no third-party beneficiaries having rights under or with respect to this Agreement. The Company shall exercise its best efforts to require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to any indemnifiable event hereunder even though the Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

11.2. Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail postage prepaid, return receipt requested, by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows or to such other address as either party may give in a notice given in accordance with the provisions hereof:

If to Company:

Knife River Corporation
Mailing Address:
1150 West Century Avenue
Bismarck, ND 58503
Attention: Vice President, Chief Legal Officer and Secretary
Telephone: (701) 530-1400
If to Indemnitee:

          Sarah L. Stevens
         868 NW Haleakala Way
        Bend, OR 97703

All notices, requests or other communications will be effective and deemed given only as follows: (a) if given by personal delivery, upon such personal delivery, (b) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (c) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery or (d) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. in the recipient’s time zone on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

11.3. Specific Performance; Remedies. Each party hereby acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, that a remedy at law would be an inadequate remedy for any such breach, and that, in event of such breach, the party so harmed, in addition to any other relief available to it at law or in equity, shall be entitled to temporary and/or permanent injunctive relief and/or specific performance. Each party hereby agrees to waive any requirement for the securing or posting of any bond or the proof of damages in connection with the petition for any injunctive relief or other equitable remedy.

     11.4. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     11.5. Governing Law and Consent to Jurisdiction. (a) This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware without regard to any choice of law or conflict of law, choice of forum or other provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties hereby irrevocably (i) submit themselves to the exclusive jurisdiction of the Delaware Chancery Court with respect to any action, suit or proceeding arising out of or in connection with this Agreement and (ii) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in such court, any claim that they are not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 11.2.

(b) The Indemnitee hereby consents to be identified as an “officer” for purposes of 10 Del. C. Section 3114(b), regardless of whether the Indemnitee would otherwise fall within the definition of “officer” set forth in that section.

11.6. Certificate. The Company will also maintain in full force and effect a provision in the Certificate eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended, or any successor thereto.

11.7. Period of Limitations. No legal action arising out of or in connection with this Agreement shall be brought and no cause of action arising out of or in connection with this Agreement shall be asserted by or on behalf of the Company or any of its Affiliates against the Indemnitee, the Indemnitee’s respective successors, permitted assigns, heirs, executors and personal and legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by federal or state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11.8. Service to the Company. Nothing in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of, or, with respect to service as a director, to continue providing services to, the Company or any Affiliate.

11.9. Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

11.10. Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

     11.11. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may delete specific words or phrases or otherwise modify the provision in a manner consistent with its objectives such that it is enforceable, and in its modified form, such provision will then be enforceable and will be enforced.

11.12. Counterparts. This Agreement may be executed in two or more counterparts, which may be delivered via facsimile, each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any documents delivered pursuant hereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

11.13. Construction. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. There shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        By: /s/ Sarah L. Stevens
                        Name:    Sarah L. Stevens
                        Title:    Vice President and Chief People Officer

                        KNIFE RIVER CORPORATION

                        By: /s/ Brian R. Gray
                        Name:    Brian R. Gray
                        Title:    President and Chief Executive Officer